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                                                                    EXHIBIT 23.A

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in Registration Statements No. 333-27443 and No. 333-27445 on Form S-8 pertaining to the First Bell Bancorp, Inc. of our report dated January 25, 2002, with respect to the audited consolidated financial statements of First Bell Bancorp, Inc. and Subsidiary incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 29, 2002.


/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 28, 2002





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